Explanatory Note:  This Post-Qualification Offering Circular amends the offering circular of AgTech Global International, Inc. qualified on July 19, 2021, in order to adjust the price per share of the Offering.

OFFERING CIRCULAR NO. 2 DATED SEPTEMBER 23, 2021

AgTech Global International, Inc.

$20,000,000

133,333,333 SHARES OF COMMON STOCK

$0.15 PER SHARE

EXPLANATORY NOTE

The purpose of this Post Qualification Amendment is to decrease the total offering price per share and to increase the offering amount of our shares of common stock. Unless otherwise defined in this Supplement, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular, including the disclosures incorporated by reference therein.

This is the public offering of securities of AgTech Global International, Inc., a Nevada corporation. We are offering 133,333,333 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $0.15 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 66,667 Offered Shares ($10,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts’ basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTC Market Pink Open Market under the stock symbol “AGGL.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$.15	$20,000,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$.15	$20,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)

This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts’ basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $285,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.15 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “AgTech Global International, Inc.”, “AGGL”, “AgTech”, “Galexxy Corporation”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of AgTech Global International, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers and customers;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

AgTech Global International, Inc. (the “Company”) was formed as a Nevada corporation on May 9, 2000 under the name of PasoVideo.com, Inc. On March 7, 2001, the Company changed its name to Legal Broadcast Company, Inc. and subsequent to that the Company changed its name to LBC Global, Inc. on September 13, 2003. On February 21, 2006, the name of the Company was changed to True Colors International, Inc. On April 4, 2017, the Company changed its name to AgTech Global International, Inc.

In April 2017, the Company entered into a Contribution Agreement with RxMM Health Ltd by which the Company acquired control of AgTech Global, Inc. a wholly owned subsidiary of RxMM Health Ltd. Subsequent to acquiring control of AgTech the Company changed its name to AgTech Global International, Inc. In June 2017, the terms of that Contribution Agreement were finalized by which the Company acquired AgTech Global, Inc. in an exchange of the Company’s common stock.

During the 3rd quarter of 2020, AgTech successfully expanded to capture a new online business opportunity, and in August the Company executed a Letter of Intent to acquire Galexxy Corporation (“Galexxy”) in an intended exchange of shares as described below. Galexxy is a California based company that has developed a range of proprietary CBD products for sale online, directly to consumers. Galexxy has also developed proprietary technology, (patent in process) based on a Virtual Retail Marketing System (“VRMS”) which it designed to eliminate the time and overhead costs of establishing national retail distribution and accelerate market penetration by eliminating the need for retailers to purchase inventory.

On November 1, 2020, the Company entered into an Offtake Agreement with CFI Hanford Project One, Inc. (“CFI”), a California Corporation (the “Offtake Agreement”). In that Offtake Agreement the Company agreed that if it were to purchase CFI products that it would purchase a minimum of 1,000 kilograms at the prevailing market price, per order, of CFI’s products made from hemp flower extract that it produced. The term of the Offtake Agreement is a year from the signing of the Offtake Agreement or the delivery of two harvests. The Offtake Agreement contains customary terms of termination.

The foregoing description of the Offtake Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.2, to our Regulation A Offering, and is incorporated herein by reference.

About the end of fiscal year 2020, Galexxy successfully completed an outreach marketing campaign to over 450 retail stores to confirm the market appeal and acceptance of CBD products, utilizing its technology based, patent pending Virtual Retail Marketing System, instead of stores having to purchase and stock the Company’s product range. This campaign was perceived as well received, with a significantly higher rate of participation interest than expected and management determined this as confirming the marketability of Galexxy’s product range utilizing its proprietary instore VRMS units.

On April 23, 2021, AgTech entered into an Agreement and Plan of Reorganization Agreement (“Reorganization Agreement”) with Galexxy Corporation, a California corporation. Wherein, AgTech issued 100,000,000 shares of its restricted common stock in exchange for 100% of the issued and outstanding shares of Galexxy Corporation. Galexxy Corporation became a wholly owned subsidiary of the Company as per the Reorganization Agreement.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.1, to our Regulation A Offering, and is incorporated herein by reference.

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On May 24, 2021, the Company increased its authorized shares from 100,000,000 to 500,000,000 with the State of Nevada.

On May 24, 2021, the Company appointed Ross Lyndon James as its CEO and Director.

On June 18, 2021, the Company appointed Geza Molnar as its CFO, Secretary and Director.

On June 18, 2021, George Roth resigned as President and will remain as a Director.

On June 18, 2021, Michael Roth resigned as Secretary and Director of the Company.

On June 18, 2021, Tammy Dunn resigned as Treasurer and Director of the Company.

If federal laws allow wider use of cannabis this is going to be a sunrise industry with huge growth potentials from medical uses, pharmaceutical, nutraceutical and recreational; however, the Company cannot make any guarantees that cannabis will ever be decriminalized at a federal level. We will sell primarily into the business-to-business market and internet-based consumer to consumer, which includes legally operating medical and adult-use dispensaries, growers, and brand owners in states with CBD programs.

We review all of our marketing and other efforts to ensure that it is clear that no claims of any medical or health benefit be made by us or anyone representing us with regard to any of our proposed products. These proposed products are not pre-approved by the FDA or any other regulatory agency. We do not make any claims not covered by actual research. However, users rely on statements made on social media by many users of similar products. We have no association with any of the individuals posting about these types of products on social media.

Our fiscal year-end date is December 31.

Our mailing address is 4630 Campus Drive, Suite 104, Newport Beach, CA 92660. Our telephone number is (949) 456-3972. Our website is www.galexxy.com, and our email address is info@galexxycorp.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

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Trading Market

Our Common Stock trades in the OTC Market Pink Open Market Sheets under the symbol AGGL.

THE OFFERING

Issuer:	AgTech Global International, Inc.

Securities offered:	A maximum of 133,333,333 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.15 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	185,280,160 issued and outstanding as of July 28, 2021

Number of shares of Common Stock to be outstanding after the offering	318,613,493 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.15

Maximum offering amount:	133,333,333 shares at $0.15 per share, or $20,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “AGGL.”

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $19,715,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, our customers, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has commenced principal operations. The Company had minimal revenues of $20,000 and has an accumulated deficit of $1,203,179 for the year ended December 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

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The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and has only recently begun to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the CBD industry, which is rapidly transforming. There is no guarantee that our planned products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Brian Harcourt, George Roth, Geza Molnar,Ross Lyndon-James and Mario Irizarry. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling cannabis-based products or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our planned markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets of choice.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $60,000 annually to maintain the proper management and financial controls for our filings required as a public company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

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Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and relatively small revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and small revenue or lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

-our ability to integrate operations, technology, products and services;

-our ability to execute our business plan;

-operating results below expectations;

-our issuance of additional securities, including debt or equity or a combination thereof;

-announcements of technological innovations or new products by us or our competitors;

-loss of any strategic relationship;

-industry developments, including, without limitation, changes in competition or practices;

-economic and other external factors;

-period-to-period fluctuations in our financial results; and

-whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 500,000,000 shares of common stock. We have issued and outstanding, as of July 28, 2021, 185,280,160 stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Because directors and officers currently and for the foreseeable future will continue to control AgTech Global International, Inc., it is not likely that you will be able to elect directors or have any say in the policies of AgTech Global International, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of AgTech Global International, Inc., beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on Cannabinoid and payment related industry participants, including manufacturers, distributors, retailers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn enough revenue to make a net profit.

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We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because our products, have only recently been introduced to market, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered by our subsidiaries. In order to attract customers to our potential products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our planned products. There are no assurances that competition in our respective industries will not lead to reduced prices for our proposed products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Certain of the Company’s planned products are dependent on consumer discretionary spending.

Certain of our planned CBD products may be susceptible to unfavorable changes in economic conditions. Decreases in consumer discretionary spending could negatively affect the Company’s business and result in a decline in sales and financial performance.

Our business is dependent upon suppliers.

We plan on entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our proposed products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of products at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We cannot assure that we will earn a profit or that our planned products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our proposed products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our potential products. Online advertising of Cannabis related products may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn enough revenue to make a profit, or that investors will not lose their entire investment.

Inventories maintained by the Company, the manufacturers and its customers may fluctuate from time to time.

The Company relies in part on its dealer and customer relationships and predictions of the manufacturer and customer inventory levels in projecting future demand levels and financial results. These inventory levels may fluctuate, and may differ from the Company’s predictions, resulting in the Company’s projections of future results being different than expected. These changes may be influenced by changing relationships with the dealers and customers, economic conditions and customer preference for particular products. There can be no assurance that the Company’s manufacturers and customers will maintain levels of inventory in accordance with the Company’s predictions or past history, or that the timing of customers’ inventory build, or liquidation will be in accordance with the Company’s predictions or past history.

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The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Even though, relative to our hemp business activities, we do not cultivate, process, market or distribute Marijuana products or any products that contain THC above 0.3%, some of our suppliers and customers for our hemp business may in the future engage in such activities. Cannabis, as not strictly defined in the 2018 Farm Bill, is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis, as not strictly defined in the 2018 Farm Bill, has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has currently no accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, as not strictly defined in the 2018 Farm Bill, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our business.

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Effect of existing or probable governmental regulations relating to CBD products.

A majority of state governments in the United States have legalized the growing, production, and use of CBD. However, cannabis remains illegal under federal law. In addition, in July 2017, the United States Drug Enforcement Agency issued a statement that certain CBD extractions fall within the definition of marijuana and are therefore a Schedule I controlled substance under the Controlled Substances Act of 1970, as amended. Thus, the cannabis industry, including companies which sell products containing CBD, faces very uncertain regulation by the federal government. While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time choose to begin enforcing its laws against the manufacturing, possession, or use of cannabis-based products such as CBD. Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations. Furthermore, it is possible that the federal government that will be directly applicable to our business as a result of our sale of products containing CBD. In the event the federal government was to tighten its regulation of the industry, the Company would likely suffer material adverse effect on its business, including substantial losses.

Our potential suppliers may have difficulty accessing the service of banks, which may make it difficult for them to operate.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors reiterated guidance previously given, this time to the financial industry that banks can do business with legal cannabis businesses and “may not” be prosecuted. FinCEN issued guidelines to banks noting that it is possible to provide financial services to state-licensed cannabis businesses and still be in compliance with federal anti-money laundering laws. The guidance, however, falls short of the explicit legal authorization that banking industry officials had requested the government provide, and, to date, it is not clear if any banks have relied on the guidance to take on legal cannabis companies as clients. The aforementioned policy can be changed, including in connection with a change in presidential administration, and any policy reversal and or retraction could result in legal cannabis businesses losing access to the banking industry.

Because the use, sale and distribution of cannabis above 0.3% THC content remains illegal under federal law, many banks will not accept deposits from or provide other bank services to businesses involved with cannabis even ones that exclusively use Hemp. The inability to open bank accounts may make it difficult for our existing and potential customers, clients and tenants to operate and may make it difficult for them to contract with us.

Operating an online store open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our online store is only to be used by users who are over 21 years old and located where the use of Hemp Derived CBD is permissible under state law and only in a manner which would be permissible under the applicable state law. However, even with user opt in forms and current industry best practices employed, it is impractical to independently verify that all visitors to our online store fit into this description. As such, we may run the risk of federal and state law enforcement prosecution.

We will implement a content reporting review policy to remove any content which violates our Terms and Conditions. We plan on introducing a system that flags any posts for review, removal, and possible account suspension. As soon as content is flagged by one of our internal or external control systems or by another user, it will be removed from view until we have had the time to review the content and moderate accordingly.

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New online store features could fail to attract new customers, retain existing customers, or generate revenue.

Our business strategy is dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our online retail platform, is only in its early-stages and it has begun to generate some revenue for the Company. There is no guarantee that individual customers will use these features and as a result, we may fail to generate greater revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;

●	Inability to convince potential customers to shop at our online store;

●	A decrease or perceived decrease in the quality of products at our online store(s);

●	An increase in content/products that are irrelevant to our users;

●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;

●	An increase in the level of advertisements by competitors may lower traffic acquisition rates;

●	A rise in safety or privacy concerns; and

●	An increase in the level of spam or undesired content on the sites.

Due to our involvement in the cannabinoid industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a participant in, service provider to and customer of companies in the cannabinoid industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. In 2021, We do not carry general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabinoid industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, some businesses involved in the cannabis and cannabinoids industry continue to have trouble establishing banking relationships. The potential inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our partners, to do business.

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Unfavorable publicity or consumer perception of our planned products or any similar products distributed by other companies could have a material adverse effect on our business and financial condition.

We believe our product sales will be highly dependent on consumer perception of the safety, quality and efficacy of our proposed products as well as similar or other products distributed and sold by other companies. Consumer perception of our proposed products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and cannabis markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the cannabis markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our planned products or ingredients of cannabis products in general or associating the use of our proposed products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products with less than 0.3% THC as Schedule 1 controlled substances, it could cause our Company to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marijuana extracts which may encompass Cannabinoids. While we only sell Hemp Derived CBD products with less than 0.3% THC content, the DEA created a separate Administration Controlled Substances Code number for cannabis extract earlier this year, defined to cover an extract containing one or more cannabinoids, and stated that such extracts will continue to be treated as Schedule I controlled substances.

If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in our ceasing operations.

Any potential growth in the cannabinoid or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabinoid and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

We may be subject to compliance actions by the Food and Drug Administration (FDA) for making unsubstantiated claims as to our proposed products efficacy or intended use.

On April 2, 2019, outgoing FDA Commissioner Scott Gotlieb issued a statement on the agency’s website, www.fda.gov, pledging the agency will continue to use its authority to take action against companies and product developers which make unproven claims to treat serious or life-threatening diseases, and “where patients may be misled to forgo otherwise effective, available therapy and opt instead for a product that has no proven value or may cause them serious harm.”

The FDA has issued warning letters, in collaboration with the Federal Trade Commission, to three companies – Advanced Spine and Pain LLC (d/b/a Relievus), Nutra Pure LLC and PotNetwork Holdings Inc. – in response to their making unsubstantiated claims related to more than a dozen different products and spanning multiple product webpages, online stores and social media websites. The FDA deemed that companies “used these online platforms to make unfounded, egregious claims about their products’ ability to limit, treat or cure cancer, neurodegenerative conditions, autoimmune diseases, opioid use disorder, and other serious diseases, without sufficient evidence and the legally required FDA approval.”

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Examples of claims made by the companies which have been deemed deceptive marketing by the FDA include CBD’s ability to;

●	Effectively treat substance use disorders
●	Reduce the rewarding effects of morphine
●	Reduce drug-seeking for heroin
●	Avoid or Reduce opiate withdrawal symptoms
●	Stop cancer cells in several cervical cancer varieties
●	Decrease human glioma cell growth and invasion
●	Slow the progression of Alzheimer’s
●	Block spinal, peripheral and gastrointestinal mechanisms responsible for pain associated with migraines, fibromyalgia, and Irritable Bowel Syndrome

The agency has said it may pursue a company making medical claims about products asserting to contain CBD that have not been approved by the FDA. The FDA has stated that selling unapproved products with unsubstantiated therapeutic claims can put patients and consumers at risk. The FDA does not believe these products have been shown to be safe or effective, and deceptive marketing of unproven treatments may keep some patients from accessing appropriate, recognized therapies to treat serious and even fatal diseases. Additionally, because they are not evaluated by the FDA, there may be other ingredients that are not disclosed, which may be harmful.

The FDA has pledged to continue to monitor the marketplace and take enforcement action as needed to protect the public health against companies illegally selling CBD products that claim to prevent, diagnose, treat, or cure serious diseases, such as cancer, Alzheimer’s disease, psychiatric disorders and diabetes; illegally selling cannabis and cannabis-derived products that can put consumers at risk; and marketing and distributing such products in violation of the FDA’s authorities.

Different states and different advertising networks may have their own regulations and restrictions regarding advertising CBD products.

Relevant state and local laws may make it difficult to advertise in various markets. The two largest ad buying platforms — Facebook and Google — still do not allow CBD advertising (it is designated as a “dangerous product”) on their platforms, which limits the digital marketing efforts of CBD companies to organic marketing. For new businesses, the inability to promote their brand without paid social and search ads makes it extremely challenging to get the qualified traffic needed to grow our online retail and wholesale businesses.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety. States have the authority to regulate matters related to the health and safety of its own citizens, such that the 2018 Farm Bill and regulation by the USDA will not necessarily preempt state or local laws regulating the manufacture and distribution of cannabis-related products that are not directly in conflict with federal law. States may still choose to enact their own laws that can promote or restrict the sale of cannabis-based products. States such as Indiana and Alabama do not permit the sale of CBD oil on a personal level without a prescription.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA.

There are limitations to how CBD may be marketed and what potential benefits may be advertised.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA and we may be unable to effectively market our potential products without proper scientific documentation.

In April 2019, outgoing FDA Commissioner Scott Gottlieb acknowledged that the FDA is considering whether to use its authority to issue regulations that would permit the marketing of CBD in foods or as dietary supplements. However, until the law changes, it is the FDA’s position that selling unapproved products with unsubstantiated therapeutic claims both violates the law and potentially puts patients at risk. Commissioner Gottlieb also asserted that it continues to be unlawful to market foods containing added CBD or THC or dietary supplements containing CBD or THC, regardless of whether the substances are hemp-derived and regardless of the claims being made. FDA takes this position based on the operation of statutory “exclusionary clauses” in the Food, Drug and Cosmetic Act related to food additives and dietary supplements. Specifically, FDA has determined that both CBD and THC, which are now active ingredients in FDA-approved drugs, were the subject of substantial clinical investigations before they were marketed as foods or dietary supplements, and due to the operation of the exclusionary clauses, FDA concludes that it is currently illegal to introduce CBD or THC into the food supply or to market these ingredients as dietary supplements.

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Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety.

We have limited or no control over the manufacturing and quality of the products we plan to sell.

We will not directly manufacture any of the proposed products that we currently plan to sell. Consequently, we have limited or no control over manufacturing practices at the suppliers from whom we procure the products we plan to sell. We put forth considerable efforts to ensure that the products we plan to sell are safe and comply with all applicable regulations. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to conduct a product recall, defend regulatory or civil claims, or take other actions, any of which could have a material adverse effect upon our business.

Increases in the cost of shipping, postage or credit card processing could harm our business.

We ship our potential products to customers by United States mail and other overnight delivery and surface services. We generally invoice the costs of delivery and parcel shipments directly to customers as separate shipping and handling charges. Any increases in shipping, postal or credit card processing rates could harm our operating results as we may not be able to effectively pass such increases on to our customers. Similarly, strikes or other service interruptions by these shippers could limit our ability to market or deliver our proposed products on a timely basis.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we plan to sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. While our suppliers maintain insurance against product liability claims but cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on acceptable terms. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

We will likely conduct our retail operations through a single distribution facility.

Substantially all of our U.S. Retail inventory will likely be stored and shipped from one distribution center. We will depend in large part on the orderly operation of this receiving and distribution process, which depends, in turn, on adherence to shipping schedules and effective management of the distribution center. We may not be able to accurately anticipate all of the changing demands that our expanding operations will impose on our receiving and distribution system. In addition, events beyond our control, such as disruptions in operations due to labor disagreements, shipping problems, fires, or natural disasters, could have a material adverse effect upon our business and operations.

We may be unable to keep pace with changes in the industries that we serve and advancements in technology as our business and market strategy evolves.

As changes in the industries we serve occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

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As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, such as adaptive learning technologies, better and more interactive products and web accessibility standards. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our potential products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in our telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect the operation of our website.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

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Statements Regarding Forward-looking Statements

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $285,000) will be $19,715,000. We will use these net proceeds for the following:

Shares Offered(% Sold)	133,333,333 Shares Sold (100%)	100,000,000 Shares Sold (75%)	66,666,667 Shares Sold (50%)	33,333,334 Shares Sold (25%)
Gross Offering Proceeds	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Approximate Offering Expenses (1)
Misc. Expenses	250,000	250,000	250,000	250,000
Legal and Accounting & Consultants	35,000	35,000	35,000	35,000
Total Offering Expenses	285,000	285,000	285,000	285,000
Total Net Offering Proceeds	19,715,000	14,715,000	9,715,000	4,715,000
Principal Uses of Net Proceeds (2)
Product Manufacturing Equipment	525,000	525,000	525,000	350,000
Raw Materials Inventory	370,000	370,000	370,000	175,000
Finished Product Inventory	1,900,000	1,900,000	1,500,000	475,000
Virtual Retail Marketing Systems (VRMS)	2,100,000	1,800,000	1,700,000	900,000
Advertising, Social Media, PR, Promotion	1,950,000	1,950,000	1,950,000	900,000
Research, Development & Testing	350,000	350,000	350,000	250,000
Occupancy & Supplies	90,000	90,000	90,000	90,000
Telecommunications, Website	125,000	125,000	125,000	65,000
Legal, Accounting & Compliance	127,000	127,000	87,000	87,000
Officers, Directors & Employees	1,350,000	1,250,000	1,250,000	950,000
General & Admin Expenses	385,000	385,000	325,000	200,000
Operating Reserves	1,200,000	1,200,000	1,200,000	250,000
Cultivation Operations	4,170,000	1,930,000	-	-
Greenhouse Construction & Facilities,	4,450,000	2,200,000	-	-
Cultivation Equipment & Supplies	480,000	320,000	-	-
Total Principal Uses of Net Proceeds	19,572,000	14,522,000	9,472,000	4,692,000
Amount Unallocated	$143,000	193,000	243,000	23,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2020, was $(374,079) or $(0.0069) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $285,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.15	$0.15	$0.15	$0.15
Historical net tangible book value per share as of December 31, 2020 (1)	(0.0069)	(0.0069)	(0.0069)	(0.0069)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.1103)	(.1001)	(.0844)	(.0567)
Net tangible book value per share, after this offering	.1033	.0932	.0775	.0498
Dilution per share to new investors	.0467	.0568	.0725	.1002

(1)	Based on net tangible book value as of December 31, 2020, of $(374,079) and 53,868,555 outstanding shares of Common stock as of December 31, 2020.
(2)	After deducting estimated offering expenses of $285,000.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

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Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit in experts in the field as well as scout experienced firms to assist in the marketing and distribution of our planned CBD products.

The Company expects to increase the number of employees at the corporate level.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Working Capital	December 31, 2020 $	December 31, 2019 $
Cash	-	5,698
Current Assets	61,189	42,210
Current Liabilities	356,616	634,299
Working Capital (Deficit)	295,227	(592,089)

Cash Flows	December 31, 2020 $
Cash Flows provided by (used in) Operating Activities	(150,737)
Cash Flows provided by Financing Activities	93,410
Cash Flows provided by Investing Activities	-
Net Increase (decrease) in Cash During Period	(57,327)

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Operating Revenues

The Company’s revenues were $20,000 and $30,210, for the for the years ended December 31, 2020 and 2019, respectively.

Cost of Revenues

The Company’s cost of revenues was $20,000 and $28,345 for the years ended December 31, 2020 and 2019, respectively.

Gross Profit

For the years ended December 31, 2020 and 2019, the Company’s gross profit was $nil and $1,865.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, relating to preparing a private memorandum and accounting expenses. For the years ended December 31, 2020 and 2019, general and administrative expenses were $161,258 and $176,400 respectively.

Other Income (Expense)

Other income (expense) consisted of $nil and $nil for the years ended December 31, 2020 and 2019. For the years ended December 31, 2020 and 2019 other income (expense) was $24 and $nil.

Net Loss

Our net loss for the years ended December 31, 2020 and 2019 was $(161,234) and $(174,535). The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At December 31, 2020 and 2019, the Company had total current assets of $61,189 and $42,210.

At December 31, 2020 and 2019, the Company had total current liabilities of $356,616 and $634,299. Current liabilities consisted primarily of the accrued expenses, due to related party and notes payable to a third party.

We had negative working capital of $295,227 and $592,089 as of December 31, 2020 and 2019, respectively.

Cashflow from Operating Activities

During the years ended December 31, 2020 and 2019, cash provided by (used in) operating activities was $150,737 and $229,026.

Cashflow from Investing Activities

During the years ended December 31, 2020 and 2019, cash used in investing activities was $nil and $nil, respectively.

Cashflow from Financing Activities

During the year ended December 31, 2020 and 2019, cash provided by financing activity was $93,410 and $234,100, respectively.

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Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of December 31, 2020, the Company has a net loss of $161,234, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of selling our proposed CBD products.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 1 and Note 2 of the Company’s unaudited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Once the Offering is qualified, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for companies under the Exchange Act. The differences include, but are not limited to, being required to file only an exit / termination report, rather than annual and quarterly reports.

As such, will be subject to public reporting requirements that are less rigorous than Exchange Act rules for companies that are bound by the Exchange Act, and our stockholders could receive less information than they might expect to receive from more mature public companies.

AgTech Global International, Inc.

Summary

AgTech Global International, Inc. (“AgTech”, “Galexxy” or the “Company”) is developing a high-profile online CBD products business marketing directly to consumers. The Company’s proprietary (patent pending) Virtual Retail Marketing System (“VRMS”) is designed to eliminate the significant time and costs required to establish a national distribution structure to retail outlets and to speed-up market penetration by eliminating the need for retail outlets to buy and hold stock.

Based in Newport Beach California, Galexxy is leveraging the increasing, wide-spread consumer interest in the healthful benefits available from CBD products.

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Corporate History

AgTech Global International, Inc. (the “Company”) was formed as a Nevada corporation on May 9, 2000 under the name of PasoVideo.com, Inc. On March 7, 2001, the Company changed its name to Legal Broadcast Company, Inc. and subsequent to that the Company changed its name to LBC Global, Inc. on September 13, 2003. On February 21, 2006, the name of the Company was changed to True Colors International, Inc. On April 4, 2017, the Company changed its name to AgTech Global International, Inc.

In April 2017, the Company entered into a Contribution Agreement with RxMM Health Ltd by which the Company acquired control of AgTech Global, Inc. a wholly owned subsidiary of RxMM Health Ltd. Subsequent to acquiring control of AgTech the Company changed its name to AgTech Global International, Inc. In June 2017, the terms of that Contribution Agreement were finalized by which the Company acquired AgTech Global, Inc. in an exchange of the Company’s common stock.

During the 3rd quarter of 2020, AgTech successfully expanded to capture a new online business opportunity, and in August the Company executed a Letter of Intent to acquire Galexxy Corporation (“Galexxy”) in an intended exchange of shares as described below. Galexxy is a California based company that has developed a range of proprietary CBD products for sale online, directly to consumers. Galexxy has also developed proprietary technology, (patent in process) based on a Virtual Retail Marketing System (“VRMS”) which it designed to eliminate the time and overhead costs of establishing national retail distribution and accelerate market penetration by eliminating the need for retailers to purchase inventory.

On November 1, 2020, the Company entered into an Offtake Agreement with CFI Hanford Project One, Inc. (“CFI”), a California Corporation (the “Offtake Agreement”). In that Offtake Agreement the Company agreed that if it were to purchase CFI products that it would purchase a minimum of 1,000 kilograms at the prevailing market price, per order, of CFI’s products made from hemp flower extract that it produced. The term of the Offtake Agreement is a year from the signing of the Offtake Agreement or the delivery of two harvests. The Offtake Agreement contains customary terms of termination.

The foregoing description of the Offtake Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.2, to our Regulation A Offering, and is incorporated herein by reference.

About the end of fiscal year 2020, Galexxy successfully completed an outreach marketing campaign to over 450 retail stores to confirm the market appeal and acceptance of CBD products, utilizing its technology based, patent pending Virtual Retail Marketing System, instead of purchasing and stocking Company’s product range. This campaign was perceived as well received, with a significantly higher rate of participation interest than expected and management determined this as confirming the marketability of Galexxy’s product range utilizing its proprietary instore VRMS units.

On April 23, 2021, AgTech entered into an Agreement and Plan of Reorganization Agreement (“Reorganization Agreement”) with Galexxy Corporation, a California corporation. Wherein, AgTech issued 100,000,000 shares of its restricted common stock in exchange for 100% of the issued and outstanding shares of Galexxy Corporation. Galexxy Corporation became a wholly owned subsidiary of the Company as per the Reorganization Agreement.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.1, to our Regulation A Offering, and is incorporated herein by reference.

On May 24, 2021, the Company increased its authorized shares from 100,000,000 to 500,000,000 with the State of Nevada.

On June 18, 2021, the Company appointed Ross Lyndon James as its CEO and Director.

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On June 18, 2021, the Company appointed Geza Molnar as its CFO, Secretary and Director.

On June 18, 2021, George Roth resigned as president and will remain as a Director.

On June 18, 2021, Michael Roth resigned as Secretary and Director of the Company.

On June 18, 2021, Tammy Dunn resigned as Treasurer and Director of the Company.

The 2018 Farm Bill allows for the interstate sale and transfer of hemp-derived products for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. The Farm Bill ensures that any cannabinoid—components of CBD —that is derived from hemp will be legal, if that hemp is produced in a manner consistent with the Farm Bill, associated federal regulations, associated state regulations, and by a licensed grower as defined in the Farm Bill.

To date, we have completed our concepts, test products, limited sales and now require funds to continue the development and marketing of our final products. As of the date of this Offering Circular, the registrant has material operations but has yet to generate more than minimal revenues.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Business Overview

We are developing a high-profile online CBD and wellness products business marketing directly to consumers. The Company’s proprietary (patent pending) Virtual Retail Marketing System (“VRMS”) is a unique hybrid retailing approach to enable rapid, mass marketing of its online CBD product range via thousands of business and retail outlets which have physical contact with millions of consumers.

VRMS combines the physical attributes of the “Brick & Mortar” customer experience with the ease and convenience of online digital shopping and is designed to eliminate the significant time and costs required to establish a national distribution structure to retailers and to accelerate market penetration by eliminating the need for retail outlets to buy and hold stock.

Based in Newport Beach California, Galexxy is leveraging the increasingly, wide-spread community interest, in wellness and more recently, in the healthful benefits available from CBD products.

Galexxy’s initial CBD range is comprised of 15 products which are formulated for a variety of popular indications and has plans to expand the product range over the next 12 months to approximately 30 products which will include proprietary formulations.

Strategy

Galexxy’s strategy is to be a disruptive, high profile, mass-marketer of high quality, lower priced CBD and wellness products, direct to a market of 210 million adult U.S. consumers.

This will be accomplished relatively quickly utilizing Galexxy’s proprietary VRMS system which is designed to engage and reward tens of thousands of individuals and business outlets to refer their family, friends and customers to Galexxy’s online store.

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Based on the fundamental assumption that almost everyone knows someone with aches and pains, the Company believes that referrals on a mass scale are the fastest and most cost-effective way of gaining new online sales in a timely manner. Galexxy’s strategy is reinforced by:

o	Referred customers, by their very nature generally come with a high level of interest and trust
o	Strong financial incentives for Galexxy Crew and Business Members to introduce referrals
o	A technology based “Smart System” for generating high volume customer acquisition

Online Presence

In addition to our online products store, Galexxy’s website will also provide visitors and customers with relevant healthful information and suggest ways to build significant referral fee income. It will feature:

○	Product information and testimonials
○	Medical practitioner opinions and reports
○	Scientific information re the interaction of CBD and the body’s endocannabinoid system
○	Building an income stream by simply referring family and friends

Virtual Retail Marketing System (VRMS)

VRMS is used to automate the online registration process of referring Customers, Business Members and Crew Members. Galexxy’s call center outreach markets the instore VRMS and ships it to each business outlet at no cost. RFID and NFC technologies enable instore communication with a customer’s mobile phone. No contract or commitment is required by either party is made until a customer makes an online purchase.

A VRMS unit consists of an instore point of purchase display with an embedded RFID device that utilizes NFC technology to digitally transfer information when a customer’s phone is swiped across the RFID device. This process also installs a discounted digital business card enabling sales offers to be sent to the customer’s mobile phone and links it directly to Galexxy’s website.

The Business Member’s incentive is to earn a referral fee of 30% of the value of customer purchases they introduce using the VRMS system. No regulations apply and the customer gives a verbal consent upon referral. There are various levels of customer discounts applicable which are time sensitive, based on time elapsed between first logging on to Galexxy’s store, and when a purchase is activated. Following log on, the sooner a purchase is made, the higher the discount applicable. To induce the first purchase, a discount can be as high as 50% reducing to 20%.

VRMS Instore Display

Galexxy’s in-store vertical and horizontal display units automate the introduction and access to Galexxy’s line of CBD products. Each display unit incorporates a high impact visual product display, with a free product gift offer and the chance to win a major prize for simply swiping their phone and uploading a time sensitive digital Galexxy Gold Discount ID Card. Display units can be easily located in almost any retail or commercial environment.

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The Galexxy Gold Discount ID Card

Our proposed card’s key functions will include:

○	Automated online customer ID registration
○	Discount privileges
○	Customer, Crew Member and Business Member Identification
○	Online purchase override fee payment allocation

Potential VRMS Business Outlets

We believe that any business that has customer or client traffic flow would potentially be a VRMS outlet. We think that our customers and card holders would benefit from the ease of use of our Gold Discount ID Cards, as they would not have to enter any usernames or pins and as such the log in and tracking of the benefits and discounts would be very easy and seamless. Stores or businesses that contained our display units would be entitled to a portion of the sales and would not have to carry or store any of our merchandise on site, thus saving space, and reducing the inventory stocking and tracking responsibilities of having actual products at their location.

Membership Growth

Business Members can sponsor other Business Members or Crew Members and earn override fees on purchases made by their referrals. Galexxy Crew Members are supplied with Galexxy Gold Discount Cards that can be distributed physically or electronically to potential customers who are interested in CBD products.

Gold Discount Cards identify the referring Member by the individual code on the Card when used for a purchase. Members can sponsor other Crew or Business Members and earn recurring sales override fees on their referred customers’ purchases.

Override fees are only paid when an online purchase occurs, and only apply to a direct sponsor and one level of indirect sponsorship. Business and Crew members are not required to any pay fees, purchase products, or maintain a level of new referrals and the Membership term is unlimited.

In addition to Membership growth by organic referrals, the Company intends drive growth with an email outreach campaign to approximately 300,000 qualified consumers on a monthly basis. This activity is expected to generate considerable interested store traffic which is configured to support easy membership registration.

Galexxy Member App

○	The Galexxy App will be free to download by Crew and Business Members
○	The App provides an “Alert” each time a referred customer makes a purchase
○	Provides text message confirmations when an override fee is credited to a Member’s account

Business Member Benefits

○	Income from referrals without any financial risk, capital investment or inventory management
○	Potential to generate fee income beyond a Member’s premises without risk or cost
○	Free PR and social media exposure for a Member’s current business outlet or operation
○	Optional Galexxy insert for their existing website
○	Digital promotional templates to distribute to their customer base

Crew Member Benefits

○	Involvement in Galexxy’s business plan has many social, health and wealth creation benefits
○	The Galexxy Gold Discount ID Card can be freely distributed anywhere, anytime to anyone
○	Unlimited income opportunity without any obligation, joining fees or financial risk
○	Potential to expand Galexxy referral business anywhere in the US

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Our Products

Our Products Overview:

CBD Gel Caps

Each of our Softgel Caps has an exact dose of 25mg of CBD and are ideal for people new to CBD, people on the go, or those who are looking for the precision, discretion, and convenience of a capsule or pill. Our Softgel Cap products contain a wide range of beneficial cannabinoids, terpenes, and other phytonutrients. Our Full Spectrum Softgels are formulated to promote:

•	Management of moderate day-to-day stressors
•	Post-workout recovery
•	Optimal physical and mental performance
•	A sense of calm and relaxation

CBD Oil- Full Spectrum

Our full spectrum CBD Oil blend contains 1500 mg. In addition to CBD, it contains the full spectrum of cannabinoids which includes the highly therapeutic CBC, CBG, and CBN. This results in a therapeutic concentration of the minor cannabinoids along with organic peppermint essential oil, pinene, caryophyllene and organic MCT oil. Our CBD Oil may be used topically as a rub for muscles or skin or taken under the tongue as a sublingual drop with a minty taste to soothe aches and pains naturally. This product is non-GMO and contains less than 0.3% THC.

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CBD Salves

For targeted relief exactly where the body with new and improved CBD Topical Salve. Formulated with a blend of healing herbs, essential oils, moisturizing shea, coconut, and premium full spectrum hemp extract. Our salves are designed to protect and promote skin and muscle health. It applies smoothly and is quickly absorbed into the skin to leave a blissful feeling all over. Galexxy’s Full Spectrum Topical Salve is crafted to help support:

•	Localized pain relief that soothes and moisturizes
•	Healthy recovery from exercise
•	And promote a sense of calm and relaxation

CBD Patches

Transdermal Patches are the only all- natural athletic product to reduce injuries by providing structure & support externally, while fighting inflammation and repairing injured muscles internally. Our patches are made from premium latex free cotton/spandex fabric and a water based acrylic adhesive. Galexxy’s transdermal proprietary ingredients are formulated to relieve pain associated with: Arthritis, Backache, Tendonitis, Bursitis and Muscle Strains.

•	Patented technology designed to structurally hold muscle in place
•	Highest quality supplements & herbs selected to create the effective formulations.
•	Active Ingredients are formulated to release after application
•	The backing is made of easily cut materials for desired lengths and accurate dosage

CBD Lotions

Galexxy’s CBD pain cream is packed with 1000mg of CBD and formulated for versatile skin-care health to soothe, release and restore tired muscles and joints with a fresh scented, lightly cooling, non-greasy formula. Our lotions promote long lasting, targeted relief for muscle aches, cramps, arthritis, nerve pain and joint discomfort, in a soothing, all-natural base.

•	Full spectrum
•	Gluten-free
•	Vegan
•	Non-GMO

CDB Roll On

This specially formulated CBD-infused roll-on contains all the plant power of premium Hemp flower extract combined with an array of healing herbs to help soothe and comfort, packed into a convenient roll-on applicator. Intended for daily use as needed CBD full spectrum Roll On is formulated to help support:

•	Targeted relief that soothes and comforts
•	Healthy recovery from exercise
•	And promote a sense of calm and relaxation

CBD Tinctures

Contains 25mg of full spectrum CBD per dropper full (1ml). Our Premium Hemp Extract is hand-crafted to help promote:

•	Management of moderate to more serious stressors
•	Post-workout recovery
•	Optimal physical and mental performance
•	A sense of calm and relaxation

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CBD Gummies

CBD infused gummies provide a deliciously simple way to enjoy a precise amount of CBD on a daily basis. Gummies are produced using a broad-spectrum CBD formula that includes additional cannabinoids and plant terpenes.

•	Made from premium CBD, gummies deliver consistency and quality
•	Third party lab tested at ISO certified labs for quality and purity
•	Guaranteed vegan and gluten free

CBD Pet Treats

Our dog treats are enhanced with L-Theanine and Chamomile which may increase alpha wave generation and lower a pet’s anxiety. These unique flavors and calming herbs are combined with other superfoods like Hemp Seed Powder and Pure Hemp Oil to help maintain calm energy and a peaceful relaxed state.

•	Formulated for calming animals suffering from anxiety, stress & phobias
•	Also includes pets who fear loud noises or suffer severe separation and traveling anxiety.
•	May also help animals with nervous stomachs.

Company Strengths

We believe that Galexxy is positioned for rapid growth and ready to out-perform in a challenging, fast growing market for the following reasons:

•	Secure Source of Raw Materials:

Galexxy has an offtake agreement to ensure supply of its future high quality CBD oils and isolates for its own production from an affiliated company, City Farm Industries Inc., as per the Offtake Agreement.

•	Purposely Formulated Products:

The initial Galexxy product range has been market tested and is comprised of 15 CBD products specifically formulated to address the most common indications which include; Inflammation, Pain Relief, Insomnia, Anxiety, Cognitive Health and Pet Care.

•	Controlled Delivery:

Planned for Q1 2022, the Company intends to release “Ampule Dosage” delivery of five specific CBD formulations. This proprietary method of packaging enables accurate dosing of oral tinctures for faster absorption by the body and a specially formulated range of controlled delivery transdermal pain relief patches.

•	New Products:

During 2022 Galexxy intends to further expand its range with “Galexxy Plus” premium products which will include proprietary formulations that have been scientifically formulated to support label claims. A corporate Galexxy Gift Box product range is also planned for 2022.

•	Innovative Product Pipeline

Galexxy has other exciting new product concepts for development which are currently not being marketed in the US. The Company expects these new innovations will not only appeal to existing CBD consumers, but also serve to broaden its market to first time buyers.

•	Distribution:

Galexxy’s roll out of its proprietary Virtual Retail Marketing System (VRMS) is designed to eliminate the significant time delays and cost burdens of setting up a nationwide distribution structure and the investment that is required for Retail outlets to buy and hold new product inventory.

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•	Referral Marketing:

VRMS is a free, in-store promotional display and discount ID system which can be easily distributed to thousands of retail and business outlets (“Business Members”) and individual advocates (“Crew Members”) seeking additional income. VRMS not only eliminates the need for Retailers to buy inventory, but it also tracks and automates the payment of sales referral fees for its Members and provides significant discount incentives for customers to select the Company’s auto-ship offer.

•	Intellectual Property:

The Company’s patent pending Virtual Retail Marketing System is designed to manage a multi-thousand field force of independent retail and other business outlets and advocates. This system incorporates the distribution and allocation of time sensitive digital Gold Discount ID cards that are designed to drive consumer traffic to Galexxy’s online store.

•	Business Model:

A low overhead online operation incorporating membership growth drivers and a celebrity endorsement-enrichment program designed to tap into and promote to millions of individuals who follow celebrities, combined with exciting gross profit margins to reward a Business and Crew Member referral network.

Sales and Distribution

We will sell our products through our website commencing in Q1-2022. Customers can use credit cards for online purchases. Outsourced warehousing and fulfillment will be engaged at pre-determined sales levels. Customers who purchase a certain amount of our products will receive free shipping and handling on their purchases.

Competition

The CBD industry is relatively new and growing. Some of our most likely competitors are Charlottes Web, CBDistillery, and Veritas Farms, whom are all in the CBD space. Many of these companies have greater resources and market recognition than do we. There is also a possibility of a larger company trying to acquire many of the smaller companies in the industry, especially if regulatory uncertainties become less. We plan on competing using specific products that we believe meet customer demands and sell them at prices that are very reasonable in relation to other products in the marketplace. We cannot predict the likelihood of succeeding in these efforts, however.

Suppliers

In addition to its inhouse manufacturing, certain future products may be made by independent vendors, with third party lab tests for each individual product batch uploaded to our website. All products will be tested by these vendors to ensure no presence of THC. The vendors will package and label the items being delivered to us. We have not experienced nor are we aware of any shortages of supplies available.

The Cannabis Industry

By all measures, the market for hemp and cannabis, and for products based on extracts of hemp and cannabis, is expected to grow substantially over the coming years. ArcView Market Research and BDS Analytics are forecasting the combined market to reach nearly $45 billion within the U.S. in the year 2024. While much of this market is expected to be comprised of high potency THC-based products that will be sold in licensed dispensaries, the research firms are still predicting the market to grow to $5.3 billion, $12.6 billion, and $22 billion by 2024 for the product areas of low THC cannabinoids, THC-free Cannabinoids and pharmaceutical cannabinoids, respectively.

While the industry is growing rapidly, the cannabis industry faces some major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Secondly, there is a significant shortage of knowledge related to virtually all areas of the cannabis business. When new states are added to the list of regulated cannabis markets, there will be a scarcity of experience and expertise to serve the needs of growers and retailers in these states.

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Regulation

We face extensive government regulation both within and outside the U.S. relating to the development, manufacture, marketing, sale and distribution of our future products, software and services. The following sections describe certain significant regulations that we are subject to. These are not the only regulations that our businesses must comply with. For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The USDA and FDA may change rules or enforcement proceedings at any time. We do not believe that current rules and enforcement have a significant potential impact because we only use Hemp Derived CBD which is Federally legal. As the legal landscape and understanding about the differences in hemp derived cannabinoids unfolds, it will be increasingly important to distinguish “cannabis” & “THC” (with noted varying degrees of psychotropic effects and deficits in executive function) from CBD. Our future products and messaging will be very clear and precise in announcing those differences and we make no claims of an “cures” or “specific ailment” remedies.

The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

Some states are considering various taxation of cannabis-related products. These considerations seem to range from routine sales taxes to taxes similar to those imposed on tobacco products. It is unclear whether products containing Hemp Derived CBD would fall under these tax plans if and when they are imposed.

IRS section 280E prevents cannabis companies from deducting expenses from their income, except for those considered cost of goods sold. No deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted. If this section is enforced against the Company even though its future products contain no THC or other illegal substance, it could create serious operating and cash flow problems in the future.

Federal Government Regulations

In 2014, the distinction between the use of Cannabis sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

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Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our proposed products that contain CBD derived from industrial hemp or cannabis delivered in the State of California. Further, our proposed products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our planned products containing CBD derived from industrial hemp or cannabis delivered in other States are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD and may choose to enact regulations that are applicable to such products. In this event, our proposed industrial hemp-based products containing CBD and cannabis may be subject to regulation (See Risk Factors).

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State Regulation

There are three states where CBD is completely illegal because all forms of cannabis are illegal in those states: Idaho, Nebraska, South Dakota. Thirty-Nine states, plus Washington D.C., have legalized medical marijuana, the use of CBD is also protected by those laws. If you live in one of these states, you can use CBD with confidence.

Five states have legalized the medical use of CBD Oil. In those states, CBD Oil is legal under specific conditions (usually specific medical conditions like intractable epilepsy and with a prescription) in those five states: Georgia, Indiana, Iowa, Kentucky and Wisconsin.

Whichever state you live in you should check for the most current law on CBD with your local government. ProCon.org offers a suitable place to start. Find your state and work from there. The National Cannabis Industry Association also provides an excellent chart of the United States which is updated frequently.

Environmental Laws and Regulations

Our operations and properties are subject to laws and regulations relating to environmental protection, including those governing air emissions, water discharges and waste management, and workplace health and safety. In addition, certain of our proposed products are regulated by the U.S. Environmental Protection Agency and comparable state regulatory agencies. For a discussion of risks related to compliance with environmental and health and safety laws and risks related to past or future releases of, or exposures to, hazardous substances, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 4630 Campus Drive, Suite 104, Newport Beach, California 92660. We currently lease a 4,000 square foot production and warehouse space for $4,480 a month and it has a term of two years. Our telephone number is (949) 456-3972.

Employees

Other than our Officers and Directors we have two full-time and one part-time persons employed in our business and operations who are employed under contract by AgTech Global International, Inc. We anticipate adding additional staff in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

Intellectual Property

A Provisional Patent has been filed for a Virtual Point of Purchase Acquisition and Inventory Management System and Method, Patent Application No. 63192515

The invention generally relates to a virtual retail marketing point of purchase (POP) inventory sales and management system utilizing shortwave communication and cloud-based platforms for managing customers and rewards programs across a plurality of POP devices that are geographically disparate.

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We plan to have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

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Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of July 28, 2021:

As of July 28, 2021, the AgTech Global International, Inc., had five full-time employees, and no part-time employees. The directors and executive officers of the Company as of July 28, 2021, are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Brian Harcourt	Chairman, Director	74	May 30, 2020	35
Ross Lyndon-James	CEO, Director	73	June 18, 2021	45
George Roth	President, Director	84	April 4, 2017	40
Geza Molnar	CFO, Secretary, Director	74	June 18, 2021	45
Mario Irizarry	General Manager	52	June 18, 2021	55
Jorge Cruz	Call Center Manager	52	June 18, 2021	40

Ross Lyndon-James, Age 73: 2015 - Present, Mr. Lyndon-James has been the CEO of RxMM Health Group Companies & CEO of Galexxy Corporation. Responsibilities include overall leadership and direction, strategic business development, capital formation, strategic alliances, fund raising and key team member recruitment. Ross has an entrepreneurial business development and investment banking career that spans 39 years. His experience includes the establishment of Imax entertainment theaters in Australia, leisure apparel manufacturing, Ramtron’s advanced semiconductor memory chip development and manufacturing, wave power and waste to energy renewable energy systems, reverse osmosis sea water treatment and city farm hydroponic plant cultivation. Ross has extensive experience in the US, Australia and the UK capital markets including IPOs, mergers and acquisitions.

George Roth, Age 84: 2016 – Present, Mr Roth has been the President of RxMM Health Inc. (resigned August 2020) and AgTech Global International, Inc., (trading OTC: AGGL), Responsibilities involved execution of microcap transactions, mergers and acquisitions; financial controls, analysis and evaluation of enterprises along with OTC market trading and restructuring to maximize value. Before his entry into microcap businesses, he spent 10 years as a Program Manager for a number of major corporations involved in various classified Aerospace technology programs. Born and educated in both business and engineering in Pittsburgh, Pennsylvania receiving his B.S. in Engineering and Master of Science in Industrial Administration and statistical economics from Carnegie Mellon University in 1959, majoring in Risk Management programming and Computer Science.

Brian Harcourt, Age 74: 2016 - Present, Mr. Harcourt has been the Chairman of RxMM Health Group & Executive Chairman of Galexxy Corporation. Brian started his career in the banking and securities industry and then served as CEO of Western Underwriters Pty Ltd (one of Australia's largest private insurers, purchased by QBE). He has been involved in Australia, Asia, UK and USA as a business developer and entrepreneur for over 40 years and has conducted IPOs, reverse mergers or business acquisitions in these countries and was the Co-Founder, Chairman and CEO of the Ramtron Group which developed breakthrough ferroelectric memory chip technology and manufacturing in CO, USA. He has also served as a Senior Advisor to one of the world's largest commodities traders and had major business dealings with Governments and Ministers in Russia, China and USA.

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Geza Molnar, Age 74: 2016 - Present, Mr. Molnar has worked as the RxMM Health Group CFO & CFO of Galexxy Corporation. With RxMM Health Geza was responsible for financial strategy, financial planning and analysis, financial reports, company audits, corporate compliance, and risk management. Managed financial relationships and negotiated short-term borrowings. Geza, as CFO is responsible for the direction and vision of all financial activities. He has a solid and successful track record in helping entrepreneurs realize their goals. He is a strong financial and operations leader in fast growing and dynamic entrepreneurial companies, with a flexible and non-bureaucratic style. He has worked with public and private companies, including raising capital, supporting significant profit increases, growth management, cost containment and building unparalleled business cultures. Geza’s approach is based on a strong blend of strategic thinking, generating enthusiasm in others and instilling accountability. Geza qualified as a CPA in 1981 with PricewaterhouseCoopers, LLP in Los Angeles, and earned a Master of Business Administration degree from the University of Southern California.

Mario Irizarry, Age 52: For 10 years prior to joining Galexxy Corp in 2019, Mario was Creative Director for Servtech Medical Inc. Mario has a comprehensive background in engineering and product design & development, with manufacturing and sales experience. He worked for Robinson Pharmaceuticals Inc., a full-service contract manufacturer of products for the dietary supplements and personal health care industries. Mario was responsible for the design and marketing of their first brand; Healthy America which is a multi-million dollar per year, flagship product. Mario has consulted for many companies in the health and wellness drug delivery market.

Jorge Cruz, Age 52: Prior to joining Galexxy in 2020, Jorge was Operations Manager and Partner in Omni Design and Development (2016—2019). Jorge has an extensive background in executive management working with telemarketing, design, and marketing agencies across the country. As CEO of Gateway Marketing, Inc., Jorge owned and operated this full-service telemarketing company with 5 call centers. He is an expert at providing Customized Leads with vast experience in inbound, outbound, B2B, residential, lead generation, and mass mail and online sales campaigns. Jorge is recognized and recommended for his ability to successfully lead, manage, and execute on business opportunities.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers paid by us during the year ended December 31, 2020, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Ross Lyndon-James, CEO	2020	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0

Geza Molnar,	2020	$0	0	0	0	0	0	0	$0
CFO	2019	$0	0	0	0	0	0	0	$0

George Roth,	2020	$28,125	0	0	0	0	0	0	$28,125
President	2019	$43,070	0	0	0	0	0	0	$43,070

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following current and past Executive Officers have the equity awards, and / or hold exercisable or unexercisable options, as described below, as of the year ended December 31, 2020.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Boston Securities Group	0	2,000,000	0	0.05	6/23/23	0	0	0	0
Geza Molnar	0	1,000,000	0	0.05	6/23/23	0	0	0	0
George Roth	0	1,000,000	0	0.05	6/23/23	0	0	0	0
Michael Roth	0	1,000,000	0	0.05	6/23/23	0	0	0	0
James Beeker	0	1,000,000	0	0.05	6/23/23	0	0	0	0
Tammy Dunn	0	500,000	0	0.05	6/23/23	0	0	0	0

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Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of four members. Brian Harcourt, Ross Lyndon-James, George Roth, and Geza Molnar who do not qualify as Independent Directors in accordance with the published listing requirements of the NASDAQ Global Market as they are also officers of the Company. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Ross Lyndon-James, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Ross Lyndon-James collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Ross Lyndon-James unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the aforementioned related party transactions, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are no other transactions involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

41

Stock Options

On April 30, 2021, the Board of Directors approved the issue of the following Options. Exercise Price is $0.05 per share and the Options have a Two-Year Term.

Boston Securities Group	2,000,000
Geza Molnar	1,000,000
George Roth	1,000,000
Michael Roth	1,000,000
James Beeker	1,000,000
Tammy Dunn	500,000

Conversion of these Options is subject to Rule 144 and the Options must be held for one year before conversion.

Other than the aforementioned options, we have not issued and do not have outstanding any other options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

We have not issued and do not have outstanding any share purchase warrants to purchase shares of our Common Stock.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

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Legal/Disciplinary History

None of AgTech Global International, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of AgTech Global International, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of AgTech Global International, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of AgTech Global International, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of four members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of July 28, 2021 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 185,280,160 shares of common stock deemed to be outstanding as of July 28, 2021.

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The following table gives information on ownership of our securities as of July 28, 2021. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership(2)
Directors and Officers:
RXMM Health Limited (3)	111,303,293	60.07%
Boston Securities Group (4)	10,617,400	5.73%
Brian Harcourt	0	0%
Ross Lyndon-James	0	0%
Geza Molnar	3,856,640	2.08%
George Roth	176,000	0.09%
All executive officers and directors as a group (4 persons)	125,953,333	67.98%

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2) Based upon 185,280,160 common shares issued and outstanding.

(3) RxMM Health Limited is a related party that is controlled by Brian Harcourt (CEO, Director) and Ross Lyndon-James (Executive Director) and together they own more than 10% of RxMM Health Limited, and have Voting and Investment Power over the Company.

(4) Boston Securities Group is 50% owned by Brian Harcourt and 50% owned by Ross Lyndon-James

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

The Company’s Authorized Stock

We are authorized to issue Five Hundred Million (500,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and -0- shares of preferred stock authorized.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

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Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

AgTech Global International, Inc. (“AgTech”, “Galexxy Corporation,” “We,” or the “Company”) is offering up to $20,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Transfer Online, Inc, whose address is 512 SE Salmon Street, Portland, OR 97214, telephone number (503) 227-2950, and email info@transferonline.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-

1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

46

AgTech Global International, Inc.

(UNAUDITED)

Years Ended December 31, 2020 and 2019

F-1

AgTech Global International, Inc Balance Sheet December 31, 2020 & 2019 (UNAUDITED)

	December 31,	December 31,
	2020	2019

ASSETS
Current Assets
Cash and cash equivalents	$-	$5,698

Trade accounts receivable	$20,000	$-
Less: Allowance for doubtful accounts	$-	$-
Net accounts receivable	$20,000	$-

Inventory
Raw materials Seeds	$-	$-
Work-in-process	$-	$-
Finished goods	$40,689	$35,689
Total Inventory	$40,689	$35,689

Other current assets	$500	$823

Total Current Assets	$61,189	$42,210

Fixed Assets
Property, plant and equipment	$-	$-
Accumulated depreciation	$-	$-
Net Fixed Assets	$-	$-

Other Assets	$200	$200

Total Assets	$61,389	$42,410

LIABILITIES & EQUITY

Current Liabilities
Accounts payable	$98,289	$166,016
Accreued consulting fees	$201,000	$-
Accrued liabilities	$53,781	$467,660
Short term loans payable	$3,546	$624
Total Current Liabilities	$356,616	$634,299

Long Term Liabilities
Long term loan payable	$35,000	$-
Long term loan payable to RxMM Health Ltd	$43,852	$498,896

Total Long Term Liabilities	$78,852	$498,896

Total Liabilities	$435,468	$1,133,195

Shareholders's Equity
Common Stock	$249,500	$239,500
Paid in capital	$79,600	$79,600
Warrants	$500,000	$160,000
Total Capital	$829,100	$479,100

Retained Earnings (Accumulated Losses)	$(1,570,085)	$(1,395,550)
Prior period adjustment	$528,141	$-
Net Income (Loss)	$(161,234)	$(174,535)
Total Accumulated Losses	$(1,203,179)	$(1,570,085)

Total Equity	$(374,079)	$(1,090,985)

Total Liabilities & Equity	$61,389	$42,210

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

AgTech Global International, Inc
Statements of Operations
Year ended December 31, 2020 & 2019
(UNAUDITED)

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2019

Revenue	$20,000	$30,210

Cost of Goods Sold	$20,000	$28,345

Gross Profit	$-	$1,865

Sales, General & Administrative Expenses
Marketing & selling expenses	$-	$-
General & administrative expenses	$161,258	$176,400
	$-	$-

Total Expenses	$161,258	$176,400

Net Ordinary Income (Loss)	$(161,258)	$(174,535)

Other Income/(Expense)	$24	$-

Net Income (Loss)	$(161,234)	$(174,535)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

AgTech Global, Inc.
Statement of Shareholders' Equity Year Ended December 31, 2020
(UNAUDITED)

	Common Stock		Paid in		Accumulated
	Shares	Amount	Capital	Warrants	Losses	Total

Balance at December 31, 2019		$239,500	$79,600	$60,000	$(1,570,085)	$(1,090,985)

Issuance of common stock		$10,000				$10,000

Issuance of warrants				$340,000		$340,000

Prior Period Adjustment					$528,141	$528,141

Net loss for the year ended December 31, 2020					$(161,234)	$(161,234)

Balance at December 31, 2020	-	$249,500	$79,600	$500,000	$(1,203,179)	$(374,079)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

AgTech Global, Inc.
Statement of Cash Flows
Year Ended December 31, 2020 & 2019
(UNAUDITED)

	Year Ended	Year Ended
	December 31,	December 31,
Increase (Decrease)	2020	2019
Cash flows from operating activities:
Income (loss) from operating activities	$(161,234)	$(174,535)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	$-	$-

Operating cash flows before movements in working capital	$(161,234)	$(174,535)

Changes in assets and liabilities:
Accounts receivable	$(20,000)	$(823)
Inventories	$(5,000)	$(35,689)
Prepaid expenses and other assets	$-	$-
Accounts payable	$35,498	$(17,979)
Accrued consulting fees	$53,781	$-
Accrued liabilities

Cash used by operations	$(96,956)	$(229,026)

Net cash used in operating activities	$(96,956)	$(229,026)

Cash flows from investing activities:
Acquisition of plant and equipment	$-	$-
Acquisition of patents and trademarks	$-	$-

Net cash used in investing activities	$-	$-

Cash flows from financing activities:
Proceeds from short term loan	$-	$-
Repayment of short term loan	$3,546	$-
Proceeds from shareholder loan	$35,000	$-
Repayment of shareholder loan	$-	$-
Proceeds of loan from RxMM Health Ltd	$48,410	$-
Repayment of loan from RxMM Health Ltd	$-	$(80,000)
Capital contribution	$10,000	$314,100

Net cash provided by financing activities	$96,956	$234,100

Net increase (decrease) in cash flow	$-	$5,074

Cash at beginning of period	$-	$-

Cash at end of period	$-	$5,074.00

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-5

AGTECH GLOBAL INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 & 2020

Note 1: Establishment And Operations Of The Company

AgTech Global International, Inc. (the “Company”) was formed as a Nevada corporation on May 9, 2000 under the name of PasoVideo.com, Inc. On March 7, 2001, the Company changed its name to Legal Broadcast Company, Inc. and after that the Company changed its name to LBC Global, Inc. on September 13, 2003. On February 21, 2006, the name of the Company was changed to True Colors International, Inc. On April 4, 2017, the Company changed its name to AgTech Global International, Inc.

In April 2017, the Company entered into a Contribution Agreement with RxMM Health Ltd by which the Company acquired control of AgTech Global, Inc. a wholly owned subsidiary of RxMM Health Ltd. After acquiring control of AgTech Global the Company changed its name to AgTech Global International, Inc. In June 2017, the terms of that Contribution Agreement were finalized by which the Company acquired AgTech Global, Inc. in an exchange of the Company’s common stock.

Historically, AgTech has marketed a range of certified organic, non-GMO fertilizers, nutrients, weed killer, insect, and mold control treatment products for sale via its website and through wholesale channels. As reported in the filings for the second and third quarters ended June 30, 2020 and September 30, 2020, respectively AgTech’s field operations were adversely affected by COVID-19 travel restrictions.

During the third quarter AgTech successfully expanded to capture a new online business opportunity, and in August the Company executed a Letter of Intent to acquire Galexxy Corporation (“Galexxy”) in an exchange of shares as described below. Galexxy is a California based company that has developed a range of proprietary CBD products for sale online, directly to consumers.

Galexxy has also developed proprietary technology, (patent application is in process) based on a Virtual Retail Marketing System (“VRMS”) which it designed to eliminate the time and overhead costs of establishing national retail distribution and accelerate market penetration by eliminating the need for retailers to purchase inventory.

During the fourth quarter, Galexxy successfully completed an outreach marketing campaign to over 450 retail stores to confirm the market appeal and acceptance of CBD products, utilizing its Virtual Retail Marketing System, instead of purchasing and stocking the product range. This campaign was well received, with a higher rate of participation interest than expected and it confirmed the marketability of Galexxy’s product range utilizing its proprietary instore VRMS units.

The Company prepares its consolidated financial statements as of December 31 of each year. These consolidated financial statements reflect the historical financial position, results of operations and cash flows of AgTech Global International, Inc. during each respective period.

F-6

Note 2: Summary Of Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States and under the historical cost convention.

The significant accounting policies adopted by the Company are as follows:

Cash and cash equivalents

Cash and cash equivalents comprise current bank accounts and other bank deposits free of encumbrances and having maturity dates of three months or less from the respective dates of deposit.

Financial instruments Financial assets and financial liabilities are recognized on the Company’s balance sheet when the Company has become a party to the contractual provisions of the instrument.

Receivables

Trade accounts receivable are stated at nominal value, less an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the trade accounts receivable balances and charged to the provision for doubtful accounts. The allowance for doubtful accounts is determined based on the Company’s history of write-offs, the level of past due accounts based on the contractual terms of the receivables and its relationship with its customers and their economic status.

Payables

Trade accounts payable and other accounts payable are stated at nominal value.

Due to related parties

Amounts due to related party are stated at nominal value.

Borrowing

Interest bearing bank loans and overdrafts are recorded at the time that the proceeds are received. Direct issue costs are capitalized and amortized over the related loan period.

Share capital

Shares of common stock issued by the Company are recorded at the consideration received, net of direct issue costs.

Use of Estimates and Assumptions

The use of estimates and assumptions as determined by management are required in the preparation of the Company’s financial statements in conformity with generally accepted accounting principles. These estimates are based on management’s evaluation of historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out (FIFO) method. Cost comprises invoice value plus applicable shipping charges in the case of raw materials, packing materials and consumable operating supplies. Finished goods comprise cost of materials plus applicable labor and overhead charges that have been incurred in manufacturing the inventories. Market value is based on the estimated selling price of the product. Provisions are made for obsolete and slow-moving items.

Property, Plant and Equipment

Property, plant, and equipment are carried at cost less accumulated depreciation. Plant and equipment are depreciated using the straight-line method over their respective estimated useful lives as follows:

Machinery and equipment	7 Years
Furniture, fixtures, and office equipment	5 Years
Computer equipment	3 Years

Depreciation is charged on these assets from the date on which they are placed in service.

F-7

Revenue Recognition

Revenue is recognized when title and risk of loss are transferred to customers upon delivery, based on the terms of the sale and collectability is reasonably assured. Revenue is recognized as the net amount received after deducting estimated amounts for discounts, trade allowances and returns of damaged or out-of-date products.

Income taxes

The Company is subject to federal and state taxes on corporate income. However, due to the lack of activity and losses that the Company has incurred it paid no federal corporate income taxes and only minimum state income taxes based on statutory requirements.

Borrowing costs

Borrowing costs are recognized as an expense in the period in which they are incurred except those that are directly attributed to the acquisition and construction of an asset that takes a substantial period to get ready for its intended use. Such borrowing costs are capitalized as part of the related asset until such time as the asset is substantially ready for use.

Research and development costs

Expenditures for research and development are recognized as an expense as incurred.

Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease. The Company had no financing leases as of December 31, 2019 and 2020.

Note 3: Cash And Cash Equivalents

As of December 31, 2020 and 2019 the Company had cash balances of $0 and $5,698, respectively.

Note 4: Trade Accounts Receivable

As of December 31, 2020 and 2019 the Company had trade accounts receivable of $20,000 and $0, respectively.

Note 5: Intercompany Receivables

As of December 31, 2020 and 2019 the Company had no intercompany receivables.

Note 6: Inventories

As of December 31, 2020 and 2019 the Company had inventories of $40,689, and $35,689, respectively.

Note 7: Property, plant, and equipment.

Property, plant, and equipment are carried at cost less accumulated depreciation. The Company had no property, plant, and equipment as of December 31, 2020 and 2019.

There was no depreciation expense for the years ended December 31, 2020 and 2019.

Note 8: Leases.

The Company did not have any leases in 2020 and 2019. The Company rented its facilities on a month-to-month basis in 2020 and 2019. The monthly rent in 2020 and 2019 was $900 and $1,714, respectively. Rent expense for the years ended December 31, 2020 and 2019 was $10,800 and $20,753, respectively.

Note 9: Trade Accounts Payable And Other Accounts Payable

As of December 31, 2020 and 2019 the Company had trade accounts payables of $98,289 and $166,016, respectively.

Note 10: Accrued Liabilities

As of December 31, 2020 and 2019 the Company had accrued liabilities of $53,781 and $467,660, respectively. In addition to these accrued expenses as of December 31, 2020 the Company had accrued consulting fees of $201,000.

F-8

Note 11: Loan Payable

As of December 31, 2020 and 2019 the Company had loans payable to RxMM Health Ltd of $43,852 and $498,896, respectively.

In 2020 RxMM Health Limited agreed to convert $500,000 of the outstanding balance of the loan payable to it into 25 million shares at any time up until December 31, 2021 for which Warrants were issued accordingly.

Note 12: Income Taxes.

The Company is subject to federal and state taxes on corporate income. However, due to the losses that the Company has incurred in prior years it paid no federal corporate income taxes and only minimum state income taxes based on statutory requirements. As a result of loss carry-overs, the Company did not pay federal income taxes for the years ended December 31, 2020 and 2019.

Note 13: Capital Stock.

The Company has one class of common stock with a $0.001 par value which carries no right to fixed income. The number of authorized shares of common stock at $0.001 par value was 100,000,000 as of December 31, 2020 and 2019. The number of issued and outstanding shares of common stock at $0.001 par value as of December 31, 2020 and 2019 were 54,488,555 and 53,743,055, respectively

In 2020 RxMM Health Limited agreed to convert $500,000 of the outstanding balance of the loan payable to it into 25 million shares at any time up until December 31, 2021 for which Warrants were issued accordingly.

As of December 31, 2020 there were outstanding options for 1,000,000 shares that were acknowledged and granted to an existing shareholder in exchange for cancellation of an obligation to the shareholder.

Note 14: Financial Instruments: Credit, Interest Rate And Exchange Rate Risk Exposures

The Company’s activities expose it to a variety of financial risks, primarily credit risk and interest rate risk. Risk management is carried out by the Company’s Chief Financial Officer. The Company does have written policies to manage customer credit risk that typically limit the amount of credit exposure to a single customer. The Company’s interest rate risk arises from bank borrowings and other loans which have fixed interest rates.

Credit risk

The Company’s credit risk is primarily attributable to trade accounts receivable.

The credit risk on cash and cash equivalents is limited as the counterparties are banks with high credit ratings.

Interest rate risk

Term loans and other bank borrowings are at floating rates of interest generally obtained within the United States of America, which are negotiated with the banks at various indexes plus negotiated margins. Amounts due to related parties currently bear interest rates varying between 5% and 10%.

Exchange rate risk

The Company has no significant exchange rate risk as substantially all financial assets and financial liabilities are denominated in U.S. dollars.

Note 15: Financial Instruments: Fair Values

The fair value of a financial instrument is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. As of December 31, 2020 and 2019 the fair values of the Company’s financial assets and financial liabilities approximate their carrying values.

Note 16: Segmental Reporting

The Company has only one reporting segment. The Company’s primary focus is proprietary CBD products.

F-9

Note 17: Contingent Liabilities

There were no contingent liabilities of which management was aware as of December 31, 2020 and 2019.

Note 18: Pending Litigation:

In November 2018, a suit was filed against Canyon Creative Corporation regarding a shareholder dispute naming several Does in addition to Canyon Creative as defendants. Delaying until August 2020, the plaintiffs’ counsel notified defendants counsel that during the previous June they had named AgTech Global International, Inc. among others, as a Doe defendant in this action. We believe there is no evidence that the Company has ever had any relationship with the plaintiffs or Canyon Creative in any instance, and the action against this Company is without merit.

On November 18, 2020, a Request for Default Judgement against the Issuer as a named Doe defendant was filed by plaintiffs in Superior Court of California relative to the action of Regina Lisauskas et al., vs. Canyon Create Corp., et al., for an unspecified amount. The Issuer has retained Counsel to file a motion to set side this Request for Default, and answer the lawsuit requesting that the Issuer be removed as not being a proper defendant in this action, yet to be resolved. Management has every expectation that the Issuer will prevail in its motion, and will be removed from this case, therefore management does not regard this as a material event affecting the operations of the Company.

Note 19: Related Party Transactions

As of December 31, 2020 and 2019 the Company had related party transactions comprised of loans payable to RxMM Health Ltd, the Company’s majority shareholder of $43,852 and $498,896, respectively.

In 2020 RxMM Health Limited agreed to convert $500,000 of the outstanding balance of the loan payable to it into 25 million shares at any time up until December 31, 2021 for which Warrants were issued accordingly.

Additionally, as of December 31, 2020, the Company had a loan payable of $35,000 to minority shareholder.

Note 20: Subsequent Events

On May 12, 2021, the Company filed for a recapitalization increasing its authorized capital from 100,000,000 shares to 500,000,000 shares with the effective date of the registration of such increase in authorized capital pending with the Nevada Secretary of State.

F-10

AGTECH GLOBAL INTERNATIONAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE FOUR MONTHS ENDED

APRIL 30, 2021

(UNAUDITED)

Four Months Ended April 30, 2021

F-11

AgTech Global International, Inc
Consolidated Balance Sheet
April 30, 2021
(UNAUDITED)
April 30,
2021

ASSETS
Current Assets
Cash and cash equivalents	$(931)

Trade accounts receivable	$20,000
Less: Allowance for doubtful accounts	$-
Net accounts receivable	$20,000

Inventory
Raw materials	$-
Finished goods	$40,689
Total Inventory	$40,689

Other current assets	$5,495

Total Current Assets	$65,253

Fixed Assets
Property, plant and equipment	$14,924
Accumulated depreciation	$-
Net Fixed Assets	$14,924

Intellectual Property - Patent and trade secrets	$5,000,000

Other Assets	$15,200

Total Assets	$5,095,377

LIABILITIES & EQUITY

Current Liabilities
Accounts payable	$87,700
Accrued expenses	$7,141
Short term loans payable	$3,546
Total Current Liabilities	$98,387

Long Term Liabilities
Long term loan payable	$35,000
Long term loan payable to RxMM Health Ltd	$232,321

Total Long Term Liabilities	$267,321

Total Liabilities	$365,708

Shareholders's Equity
Common Stock	$5,254,940
Paid in capital	$150,660
Warrants	$500,000
Total Capital	$5,905,600

Retained Earnings (Accumulated Losses)	$(1,572,583)
Prior period adjustment	$499,760
Net Income (Loss)	$(103,108)
Total Accumulated Losses	$(1,175,931)

Total Equity	$4,729,669

Total Liabilities & Equity	$5,095,377

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-12

AgTech Global International, Inc
Consolidated Statement of Operations
Four Months Ended April 30, 2021
(UNAUDITED)

Four Months
Ended April 30,
2021

Revenue	$-

Cost of Goods Sold	$-

Gross Profit	$-

Sales, General & Administrative Expenses
Marketing & selling expenses	$-
General & administrative expenses	$103,108
$-

Total Expenses	$103,108

Net Ordinary Income (Loss)	$(103,108)

Other Income/(Expense)	$-

Net Income (Loss)	$(103,108)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-13

AgTech Global International, Inc.
Consolidated Statement of Cash Flows
Four Months Ended April 30, 2021
(UNAUDITED)

Four Months
Ended April 30,
2021
Cash flows from operating activities:
Income (loss) from operating activities	$(103,108)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	$-

Operating cash flows before movements in working capital	$(103,108)

Changes in assets and liabilities:
Accounts receivable	$-
Inventories	$-
Prepaid expenses and other assets	$(4,995)
Security deposit	$(15,000)
Accounts payable	$21,000
Accrued consulting fees	$-
Accrued expenses	$1,465

Cash used by operations	$(100,638)

Net cash used in operating activities	$(100,638)

Cash flows from investing activities:
Acquisition of plant and equipment	$-
Acquisition of patents and trademarks	$-

Net cash used in investing activities	$-

Cash flows from financing activities:
Proceeds from bank loan	$-
Repayment of bank debt	$-
Proceeds from short term loan	$-
Repayment of short term loan	$-
Proceeds from shareholder loan	$-
Repayment of shareholder loan	$-
Proceeds from loan from RxMM Health Ltd	$44,050
Repayment of loan from RxMM Health Ltd	$-
Issuance of common stock	$55,500

Net cash provided by financing activities	$99,550

Net increase (descrease) in cash flow	$(1,088)

Cash at beginning of period	$157.00

Cash at end of period	$(931)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-14

AgTech Global International, Inc.
Consolidated Statement of Shareholders' Equity
Four Months Ended April 30, 2021
(UNAUDITED)

	Common Stock		Paid in		Accumulated
	Shares	Amount	Capital	Warrants	Losses	Total

Balance at December 31, 2020		$251,240	$98,860	$500,000	$(1,572,583)	$(722,483)

Issuance of common stock		$5,003,700	$51,800			$5,055,500

Prior Period Adjustment					$499,760	$499,760

Net loss for the four months ended April 30, 2021					$(103,108)	$(103,108)

Balance at April 30, 2021	-	$5,254,940	$150,660	$500,000	$(1,175,931)	$4,729,669

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-15

AGTECH GLOBAL INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Four Months Ended April 30, 2021

Note 1: Establishment and operations of the Company

AgTech Global International, Inc. (the “Company”) was formed as a Nevada corporation on May 9, 2000, under the name of PasoVideo.com, Inc. On March 7, 2001, the Company changed its name to Legal Broadcast Company, Inc. and after that the Company changed its name to LBC Global, Inc. on September 13, 2003. On February 21, 2006, the name of the Company was changed to True Colors International, Inc. On April 4, 2017, the Company changed its name to AgTech Global International, Inc.

In April 2017, the Company entered into a Contribution Agreement with RxMM Health Ltd by which the Company acquired control of AgTech Global, Inc. a wholly owned subsidiary of RxMM Health Ltd. After acquiring control of AgTech Global the Company changed its name to AgTech Global International, Inc. In June 2017, the terms of that Contribution Agreement were finalized by which the Company acquired AgTech Global, Inc. in an exchange of the Company’s common stock.

Historically, AgTech Global has marketed a range of certified organic, non-GMO fertilizers, nutrients, weed killer, insect, and mold control treatment products for sale via its website and through wholesale channels. As reported in the filings for the second and third quarters ended June 30, 2020, and September 30, 2020, respectively AgTech Global’s field operations were adversely affected by COVID-19 travel restrictions.

During the third quarter the Company successfully expanded to capture a new online business opportunity, and in August the Company executed a Letter of Intent to acquire Galexxy Corporation (“Galexxy”) in an exchange of shares as described below. The plan of reorganization acquiring Galexxy was completed on April 23, 2021.

Galexxy is a California based company that has developed a range of proprietary CBD products for sale online, directly to consumers. Galexxy has also developed proprietary technology, (patent application is in process) based on a Virtual Retail Marketing System (“VRMS”) which it designed to eliminate the time and overhead costs of establishing national retail distribution and accelerate market penetration by eliminating the need for retailers to purchase inventory.

During the fourth quarter of 2020, Galexxy successfully completed an outreach marketing campaign to over 450 retail stores to confirm the market appeal and acceptance of CBD products, utilizing its Virtual Retail Marketing System, instead of purchasing and stocking the product range. This campaign was well received, with a higher rate of participation interest than expected and it confirmed the marketability of Galexxy’s product range utilizing its proprietary instore VRMS units.

The Company prepares its consolidated financial statements as of December 31 of each year. These consolidated financial statements reflect the historical financial position, results of operations and cash flows of AgTech Global International, Inc. during each respective period.

Note 2: Summary of significant accounting policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States and under the historical cost convention.

The significant accounting policies adopted by the Company are as follows:

Cash and cash equivalents

Cash and cash equivalents comprise current bank accounts and other bank deposits free of encumbrances and having maturity dates of three months or less from the respective dates of deposit.

Financial instruments

Financial assets and financial liabilities are recognized on the Company’s balance sheet when the Company has become a party to the contractual provisions of the instrument.

F-16

Receivables

Trade accounts receivable are stated at nominal value, less an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the trade accounts receivable balances and charged to the provision for doubtful accounts. The allowance for doubtful accounts is determined based on the Company’s history of write-offs, the level of past due accounts based on the contractual terms of the receivables and its relationship with its customers and their economic status.

Payables

Trade accounts payable and other accounts payable are stated at nominal value.

Due to related parties

Amounts due to related party are stated at nominal value.

Borrowing

Interest bearing bank loans and overdrafts are recorded at the time that the proceeds are received. Direct issue costs are capitalized and amortized over the related loan period.

Share capital

Shares of common stock issued by the Company are recorded at the consideration received, net of direct issue costs.

Use of Estimates and Assumptions

The use of estimates and assumptions as determined by management are required in the preparation of the Company’s financial statements in conformity with generally accepted accounting principles. These estimates are based on management’s evaluation of historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out (FIFO) method. Cost comprises invoice value plus applicable shipping charges in the case of raw materials, packing materials and consumable operating supplies. Finished goods comprise cost of materials plus applicable labor and overhead charges that have been incurred in manufacturing the inventories. Market value is based on the estimated selling price of the product. Provisions are made for obsolete and slow-moving items.

Property, Plant and Equipment

Property, plant, and equipment are carried at cost less accumulated depreciation. Plant and equipment are depreciated using the straight-line method over their respective estimated useful lives as follows:

Machinery and equipment	7 Years
Furniture, fixtures, and office equipment	5 Years
Computer equipment	3 Years

Depreciation is charged on these assets from the date on which they are placed in service.

Revenue Recognition

Revenue is recognized when title and risk of loss are transferred to customers upon delivery, based on the terms of the sale and collectability is reasonably assured. Revenue is recognized as the net amount received after deducting estimated amounts for discounts, trade allowances and returns of damaged or out-of-date products.

F-17

Income taxes

The Company is subject to federal and state taxes on corporate income. However, due to the lack of activity and losses that the Company has incurred it paid no federal corporate income taxes and only minimum state income taxes based on statutory requirements.

Borrowing costs

Borrowing costs are recognized as an expense in the period in which they are incurred except those that are directly attributed to the acquisition and construction of an asset that takes a substantial period to get ready for its intended use. Such borrowing costs are capitalized as part of the related asset until such time as the asset is substantially ready for use.

Research and development costs

Expenditures for research and development are recognized as an expense as incurred.

Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease. The Company had no financing leases as of April 30, 2021.

Note 3: Cash and cash equivalents

As of April 30, 2021, the Company had negative cash balances of $(931).

Note 4: Trade accounts receivable

As of April 30, 2021, Company had trade accounts receivable of $20,000.

Note 5: Intercompany Receivables

As of April 30, 2021, the Company had no intercompany receivables.

Note 6: Inventories

As of April 30, 2021, the Company had inventories of $40,689.

Note 7: Property, plant, and equipment.

Property, plant, and equipment are carried at cost less accumulated depreciation. As of April 30, 2021, the Company had property, plant, and equipment of $14,924.

There was no depreciation expense for the four months ended April 30, 2021, since the equipment had not been placed in service.

Note 8: Leases.

The Company entered into a lease for Galexxy in April 2021. The term of the lease is thirty (30) months, and the monthly rent is $4,995. The Company rented its other facilities on a month-to-month basis in 2021. The monthly rent in 2021 was $900. Rent expense for the four months ended April 30, 2021, $6,030.

Note 9: Trade accounts payable and other accounts payable

As of April 30, 2021, the Company had trade accounts payables of $87,700.

Note 10: Accrued Liabilities

As of April 30, 2021, the Company had accrued liabilities of $7,141.

Note 11: Loans Payable

As of April 30, 2021, the Company had short term loans payable of $3,500 and long-term loans payable of $267,321 of which $35,000 is payable to a shareholder and $232,321 is payable to RxMM Health Ltd.

In 2020 RxMM Health Limited agreed to convert $500,000 of the outstanding balance of the loan payable to it into twenty-five (25) million shares at any time up until December 31, 2021, for which Warrants were issued accordingly. RxMM Health Ltd converted the warrants in June 2021.

F-18

Note 12: Income Taxes.

The Company is subject to federal and state taxes on corporate income. However, due to the losses that the Company has incurred in prior years it paid no federal corporate income taxes and only minimum state income taxes based on statutory requirements. As a result of loss carry-overs, the Company did not pay federal income taxes for the years ended December 31, 2020, and 2019. It does expect to pay federal income taxes in 2021.

Note 13: Capital Stock.

The Company has one class of common stock with a $0.001 par value which carries no right to fixed income. The number of authorized shares of common stock at $0.001 par value was 100,000,000 as of April 30, 2021. Subsequently, in June 2021 the Company increased the number of authorized shares of common stock to 500,000,000. The number of issued and outstanding shares of common stock at $0.001 par value as of April 30, 2021, was 53,868,555.

In 2020 RxMM Health Limited agreed to convert $500,000 of the outstanding balance of the loan payable to it into twenty-five (25) million shares at any time up until December 31, 2021, for which Warrants were issued accordingly. RxMM Health Ltd converted the warrants in June 2021.

As of April 30, 2021, there were outstanding stock options for 6,500,000 shares that were authorized and granted to directors and officers of the Company under the plan of reorganization in exchange for cancellation of accrued fees. Such options are exercisable at $0.05 on June 23, 2023.

Note 14: Financial instruments: credit, interest rate and exchange rate risk exposures

The Company’s activities expose it to a variety of financial risks, primarily credit risk and interest rate risk. Risk management is carried out by the Company’s Chief Financial Officer. The Company does have written policies to manage customer credit risk that typically limit the amount of credit exposure to a single customer. The Company’s interest rate risk arises from bank borrowings and other loans which have fixed interest rates.

Credit risk

The Company’s credit risk is primarily attributable to trade accounts receivable.

The credit risk on cash and cash equivalents is limited as the counterparties are banks with high credit ratings.

Interest rate risk

Term loans and other bank borrowings are at floating rates of interest generally obtained within the United States of America, which are negotiated with the banks at various indexes plus negotiated margins. Amounts due to related parties currently bear interest rates varying between 5% and 10%.

Exchange rate risk

The Company has no significant exchange rate risk as substantially all financial assets and financial liabilities are denominated in U.S. dollars.

Note 15: Financial instruments: fair values

The fair value of a financial instrument is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. As of December 31, 2020, and 2019 the fair values of the Company’s financial assets and financial liabilities approximate their carrying values.

Note 16: Segmental reporting

The Company has only one reporting segment. The Company’s primary focus is proprietary CBD products.

F-19

Note 17: Contingent liabilities

There were no contingent liabilities of which management was aware as of April 30, 2021.

Note 18: Pending Litigation:

In November 2018, a suit was filed against Canyon Creative Corporation regarding a shareholder dispute naming several Does in addition to Canyon Creative as defendants. Delaying until August 2020, the plaintiffs’ counsel notified defendants counsel that during the previous June they had named AgTech Global International, Inc. among others, as a Doe defendant in this action. We believe there is no evidence that the Company has ever had any relationship with the plaintiffs or Canyon Creative in any instance, and the action against this Company is without merit.

On November 18, 2020, a Request for Default Judgement against the Issuer as a named Doe defendant was filed by plaintiffs in Superior Court of California relative to the action of Regina Lisauskas et al., vs. Canyon Create Corp., et al., for an unspecified amount. The Issuer has retained Counsel to file a motion to set side this Request for Default, and answer the lawsuit requesting that the Issuer be removed as not being a proper defendant in this action, yet to be resolved. Management has every expectation that the Issuer will prevail in its motion, and will be removed from this case, therefore management does not regard this as a material event affecting the operations of the Company.

Note 19: Related Party Transactions

As of April 30, 2021, the Company had related party transactions comprised of loans payable to RxMM Health Ltd, the Company’s majority shareholder of $232,321.

Additionally, as of April 30, 2021, the Company had a loan payable of $35,000 to minority shareholder.

Note 20: Subsequent Events

On May 12, 2021, the Company filed for a recapitalization increasing its authorized capital from 100,000,000 shares to 500,000,000 shares with the effective date of the registration of such increase in authorized capital filed and approved by the Nevada Secretary of State

F-20

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1*	Amended Articles of Incorporation and Amendments Thereto
2.2*	Bylaws
3.1*	Specimen Stock Certificate
3.2*	Subscription Agreement
6.1*	Plan of Reorganization Agreement by and between the Company and Galexxy Corporation, dated April 23, 2021.
6.2*	Offtake Agreement by and between the Company and CFI Hanford Project One, Inc., dated November 1, 2020.
12.1*	Opinion of JDT Legal, P.L.L.C.

 * As Previously Filed on June 23, 2021, with our Form 1A.

47

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California on September 23, 2021.

(Exact name of issuer as specified in its charter):	AgTech Global International, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ross Lyndon-James
Ross Lyndon-James, Chief Executive Officer (Principal Executive Officer).

(Date): September 23, 2021

/s/ Geza Molnar
Geza Molnar, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): September 23, 2021

SIGNATURES OF DIRECTORS:
/s/ Brian Harcourt	September 23, 2021
Brian Harcourt, Director	Date

/s/ George Roth	September 23, 2021
George Roth, Director	Date

/s/ Ross Lyndon-James	September 23, 2021
Ross Lyndon-James, CEO, Director	Date

/s/ Geza Molnar	September 23, 2021
Geza Molnar, CFO Director	Date

48